UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 18, 2009

ABITIBIBOWATER INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-33776	98-0526415
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

AbitibiBowater Inc. 1155 Metcalfe Street, Suite 800 Montreal, Quebec Canada	H3B 5H2
(Address of principal executive offices)	(Zip Code)

(514) 875-2160
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 18, 2009, AbitibiBowater Inc. (the "Company") received a written notice from the NYSE Regulation, Inc. (the "NYSE") stating that the Company is not in compliance with the NYSE's continuing listing criteria under Section 802.01E of the NYSE Listed Company Manual, because the Company failed to timely file its annual report on Form 10-K for the fiscal year ended December 31, 2008.  Under Section 802.01E, the NYSE will monitor the status of the Company's late filing and related public disclosures for up to a six-month period.  If the Company does not file its annual report on Form 10-K within six months from the filing due date, the NYSE may, in its sole discretion, either allow the Company's securities to trade for up to an additional six months depending on specific circumstances, as outlined in the rule, or, if the NYSE determines that an additional six-month trading period is not appropriate, commence suspension and delisting procedures of the Company's securities, which includes the Company's common stock (NYSE symbol: ABH).  The Company currently expects to file its annual report on Form 10-K prior to the expiration of this monitoring period.

Signature

Pursuant to the requirements of the Securities Exchange Act of l934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABITIBIBOWATER INC.

	By:	/s/ Jacques P. Vachon
Dated: March 24, 2009		Name: Jacques P. Vachon
Title: Senior Vice-President, Corporate Affairs and Chief Legal Officer